SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 18, 1997


                        SIERRA SEMICONDUCTOR CORPORATION
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             (Exact name of Registrant as specified in its charter)

 California                     0-19084                          94-2925073
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(State or other         (Commission File Number)              (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)

                                 2222 Qume Drive
                               San Jose, CA 95131
          ------------------------------------------------------------
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (408) 434-9300

                                 Not Applicable
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          (Former name or former address, if changed since last report)


(The purpose of this Filing is to report changes in the Registrant's independent accountants as required by Item 4 of Form 8-K.)

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

Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On April 14, 1997, following a recommendation by the audit committee of the Registrant's Board of Directors, the Registrant's Board of Directors selected Deloitte & Touche LLP as the Registrant's independent auditors for the 1997 fiscal year. Following this resolution, the Registrant's independent auditors for the 1996 fiscal year, Ernst & Young LLP, was dismissed. In connection with the audits of the Registrant's financial statements for the two most recent fiscal years and in the subsequent interim period, there were no disagreements with Ernst & Young LLP regarding accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. Ernst & Young LLP's reports for either of the past two completed fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles.

         Prior to selecting Deloitte & Touche LLP, the Registrant had not consulted with Deloitte & Touche LLP regarding the application of accounting principles, the type of audit opinion that might be rendered on the Registrant's financial statements, or any event that was either a reportable event or the subject of disagreement.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits
                  16.1     Letter of  Ernst & Young, LLP dated April 18, 1997

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Sierra Semiconductor Corporation


                                                By: /s/ James V. Diller
                                                   -----------------------------
                                                   James V. Diller
                                                   Chief Executive Officer

Date:  April 18, 1997